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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
EAST WEST BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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East West Bancorp, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2002

        Notice is hereby given that the annual meeting (the "Meeting") of the stockholders of East West Bancorp, Inc. will be held at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California on Wednesday, May 15, 2002, beginning at 10:30 a.m. for the following purposes:

  1.
  Election of Directors. The election of two persons as directors for terms expiring in 2005 and to serve until his or her successors are elected and qualified, as more fully described in the accompanying Proxy Statement; and

  2.
  Other Business. The transaction of such other business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

        Properly signed proxy cards permit the proxy holder named therein to vote on such other business as may properly come before the Meeting and at any and all adjournments thereof, in their discretion. As of the date of mailing, the Board of Directors is not aware of any other matters that may come before the Meeting.

        Only those stockholders of record at the close of business on March 25, 2002 shall be entitled to notice of and to vote at the Meeting.

        YOUR VOTE IS VERY IMPORTANT. STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

                      By order of the Board of Directors

                      DOUGLAS P. KRAUSE
                      Executive Vice President, General Counsel
                      and Corporate Secretary

San Marino, California
March 25, 2002

East West Bancorp, Inc.
415 Huntington Drive
San Marino, California 91108
(626) 583-3500

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To be held May 15, 2002

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board of Directors") of East West Bancorp, Inc. for use at its annual meeting ("Meeting") of the stockholders ("Stockholders") to be held on May 15, 2002 at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California, at 10:30 a.m. and at any adjournment thereof. This Proxy Statement and the enclosed proxy card ("Proxy") and other enclosures are first being mailed to Stockholders on or about April 8, 2002. Only Stockholders of record on March 25, 2002 ("Record Date") are entitled to vote in person or by proxy at the Meeting or any adjournment thereof. The mailing address of the principal executive office is 415 Huntington Drive, San Marino, CA 91108.

Matters to be Considered

        The matters to be considered and voted upon at the Meeting will be:

  1.
  Election of Directors. The election of two persons as directors for terms expiring in 2005 and to serve until his or her successors are elected and qualified. The Board of Directors' nominees are:

Dominic Ng
Herman Li

  2.
  Other Business. The transaction of such other business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

Costs of Solicitation of Proxies

        This solicitation of Proxies is made on behalf of the Board of Directors of East West Bancorp and East West Bancorp will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by East West Bancorp. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of East West Bancorp may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, East West Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. East West Bancorp does not intend to utilize the services of other individuals or entities not employed by or affiliated with it in connection with the solicitation of Proxies.

Outstanding Securities and Voting Rights; Revocability of Proxies

        The authorized capital of East West Bancorp consists of 50,000,000 shares of common stock, par value $.001 per share ("Common Stock"), of which 23,546,303 shares were issued and outstanding on the Record Date, and 5,000,000 shares of serial preferred stock, par value $.001 per share, of which no shares were issued and outstanding on the Record Date. A majority of the outstanding shares of Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of East West Bancorp as of the Record Date on any matter submitted to the Stockholders.

        East West Bancorp's Certificate of Incorporation does not authorize cumulative voting. For the Proposal, the election of directors, the person receiving the highest number of votes "FOR" will be elected. Accordingly, abstentions from voting and votes "WITHHELD" in the election of directors have no legal effect.

        Unless otherwise required by law, the Certificate of Incorporation, or Bylaws, other proposals that may properly come before the meeting require the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote.

        A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of East West Bancorp or a duly executed proxy bearing a later date or by voting in person at the Meeting.

        If you hold your Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote your Common Stock, your broker or nominee may, in its discretion, vote your Common Stock "FOR" the election of the Board of Director's nominee.

        Unless revoked, the shares of Common Stock represented by properly executed Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, your shares of Common Stock will be voted "FOR" the election of the nominee for director set forth herein.

        The enclosed Proxy confers discretionary authority with respect to matters incident to the Meeting and any other proposals which management did not have notice of at least 45 days prior to the date on which East West Bancorp mailed its proxy material for last year's annual meting of Stockholders. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors.

BENEFICIAL STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to East West Bancorp to own more than 5% of the outstanding Common Stock, (ii) the directors and nominees for director of East West Bancorp, (iii) the Chief Executive Officer and the four other executive officers of East West Bancorp and its subsidiaries whose total annual compensation in 2001 exceeded $100,000 (the "Named Executives"), and (iv) all executive officers and directors of East West Bancorp and its subsidiaries, as a group:

	Common Stock
Name and Address Of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)		Percent Of Class(2)
Westfield Capital Management Co. Inc. One Financial Center Boston, MA 02111	1,606,910		6.83%
Dominic Ng	694,152	(3)	2.95%
Julia Gouw	305,039	(4)	1.30%
Herman Li	10,000		*
Jack Liu	16,250	(5)	*
James Miscoll	15,155	(6)	*
Keith Renken	11,000	(7)	*
Douglas Krause	50,266	(8)	*
Donald Chow	14,285	(9)	*
Michael Lai	4,132	(10)	*
All Directors and Executive Officers, as a group (9 persons)	1,120,279	(11)	4.76%

*
Less than 1%.

(1)
Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.

(2)
Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the ownership and percentage ownership of the person (or group).

(3)
562,531 of these shares are unexercised exercisable options held by Mr. Ng.

(4)
157,593 of these shares are unexercised exercisable options held by Ms. Gouw. 14,000 of such shares are owned by the Gouw Family Foundation of which Ms. Gouw is trustee; 300 shares are owned by family members for whom Ms. Gouw has voting power; Ms. Gouw disclaims any beneficial interest in such shares.

(5)
11,250 of these shares are unexercised exercisable options held by Mr. Liu. 5,000 of these shares are owned by Yuan Yi Tsui, the wife of Mr. Liu; Mr. Liu disclaims any beneficial ownership in such shares.

(6)
5,000 of these shares are unexercised exercisable options held by Mr. Miscoll.

(7)
5,000 of these shares are unexercised exercisable options held by Mr. Renken.

(8)
3,875 of these shares are unexercised exercisable options held by Mr. Krause.

(9)
5,125 of these shares are unexercised exercisable options held by Mr. Chow.

(10)
4,000 of these shares are unexercised exercisable options held by Mr. Lai.

(11)
Included in this amount are 754,374 unexercised exercisable stock options for all directors and executive officers as a group.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16(a)

        Under Section 16(a) of the Exchange Act, East West Bancorp's directors, executive officers and any persons holding five percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish East West Bancorp with copies of such reports. Specific due dates for these reports have been established and East West Bancorp is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports provided during the fiscal year ended December 31, 2001, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

ELECTION OF DIRECTORS

Board of Directors and Nominees

        East West Bancorp's Certificate of Incorporation and Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than five. The Board of Directors is currently composed of six members. The Bylaws further provide for the division of the initial directors into three classes of approximately equal size. Two members shall be elected to a three year term at the annual meeting of Stockholders in 2002, three members shall be elected to a three year term at the annual meeting of Stockholders in 2003, and one member shall be elected to a three year term at the annual meeting of Stockholders in 2004.

        The directors proposed for re-election, Dominic Ng and Herman Li, were appointed to the Board of Directors in 1991 and 1998, respectively. Messrs. Ng and Li have indicated their willingness to serve and unless otherwise instructed, Proxies will be voted in such a way as to effect, if possible, the election of Messrs. Ng and Li. In the event that Mr. Ng or Mr. Li should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that Mr. Ng or Mr. Li will be unavailable.

        None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of East West Bancorp acting within their capacity as such. There are no family relationships among directors or executive officers of East West Bancorp. As of the date hereof, no directorships are held by any director with a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940 except that Mr. Ng is a director of ESS Technology, Inc.; Mr. Renken is a director of Pacific Gulf Properties and InterGlobal Waste Management, Inc.; and Mr. Miscoll is a director of Westinghouse Air Brake Company, 21st Century Industries, Chela Financial, Encore Productions, and MK Gold Company: Ms. Gouw and Mr. Krause are directors of East West Securities Company, Inc., a registered investment company under the Investment Company Act of 1940.

        The following table sets forth certain information with respect to the Board's nominees for director and the current directors of East West Bancorp. All directors of East West Bancorp are also directors of East West Bank ("Bank"), the principal subsidiary of East West Bancorp. Officers will serve at the pleasure of the Board of Directors, subject to restrictions set forth in their employment agreements. See

"ELECTION OF DIRECTORS—Executive Compensation—Employment Agreements and Change of Control Agreements".

Name of Director	Age(1)	Year First Elected or Appointed(2)	Current Term to Expire
Nominees for term expiring 2005:
Dominic Ng	43	1991	2005
Herman Li	49	1998	2005
Continuing Directors:
Jack Liu	44	1998	2003
James Miscoll	67	2000	2003
Keith Renken	67	2000	2003
Julia Gouw	42	1997	2004

(1)
As of March 1, 2002.

(2)
Refers to the earlier of the year the individual first became a director of East West Bancorp or the Bank.

        The principal occupation during the past five years of each director and nominee is set forth below. All directors have held their present positions for at least five years, unless otherwise stated.

        Dominic Ng has served as a director of the Bank since 1991, as President and Chief Executive Officer of the Bank since 1992, and was elected Chairman of the Board in 1998. Mr. Ng has held the same positions with East West Bancorp since its formation. Prior to joining the Bank, he was President and CEO of Seyen Investment Inc. He also spent over a decade as a CPA at Deloitte & Touche LLP. Mr. Ng serves on the Board of ESS Technology, Inc. Mr. Ng also serves on the boards of The Anderson School at UCLA, Loyola Marymount University and United Way, and he is Vice Chairman of Town Hall Los Angeles. Mr. Ng has received numerous awards in the professional and philanthropic communities during the past decade.

        Julia Gouw has served as Executive Vice President and Chief Financial Officer of the Bank since 1994 and as a director of the Bank since 1997, and has held these same positions with East West Bancorp since its formation. Prior to joining East West in 1989 as Vice President and Controller, Ms. Gouw was a Senior Audit Manager with KPMG Peat Marwick. She is on the Board of Visitors of UCLA School of Medicine, a member of the Financial Executives' Institute and the California Society of CPA's.

        Herman Y. Li is Chairman of the C&L Restaurant Group, a franchisee of Burger King and Denny's which owns and operates over 85 restaurants throughout the nation. He is a member of the executive committee of Burger King Corporation's Diversity Action Council. Mr. Li was honored by the Asian Business Association of Los Angeles in 1997 as "Asian Business Owner of the Year".

        Jack C. Liu, Esq., is Chairman of Morgan Stanley Asset Management Company Taiwan in Taipei, Taiwan. In his current capacity, he is responsible for advising Morgan Stanley Real Estate Funds to establish and to acquire non-performing loan portfolio assets in Taiwan. He is also of counsel to the Deacons/Alliance International Law Offices in Taipei, Taiwan, which he first joined in 1999. Previously, during the period of 2000 to 2001, he was president of the Asia region of Global Gateway, L.P., an international investment partnership that is 80% controlled by Morgan Stanley Real Estate Funds and is a leading provider of telecommunications real estate facilities throughout the Western United States and Asia Pacific Region. Prior to 2000, Mr. Liu practiced with the law firm of Deacons/Alliance Taipei office, and with the law firm of Morgan Lewis & Bockius LLP, Los Angeles office. Mr. Liu's legal expertise is in international corporate, securities, banking regulations and real estate investment matters.

        James P. Miscoll is a corporate director and private investor. Mr. Miscoll had a 30-year career at Bank of America, where he served as Vice Chairman of the Board for three years and as a member of the managing committee for over ten years. His responsibilities included heading operations throughout Europe and Asia, Global Retail Bank operations, and the Corporate Account Division. Mr. Miscoll currently serves as a director of Westinghouse Air Brake Company, 21st Century Industries, Chela Financial, Encore Productions, MK Gold Company, and several private companies. He is currently also a trustee of the Giannini Family Foundation.

        Keith W. Renken is the Managing Partner of Renken Enterprises, a consulting company. He was a leading advisor to Southern California and Pacific Rim businesses during his 33 years with Deloitte & Touche. He is now a professor in the University of Southern California "Executive in Residence Program". Mr. Renken is a director of Pacific Gulf Properties and InterGlobal Waste Management, Inc. and several private companies. His many honors include the "Distinguished Business Leader Award" from the Los Angeles Area Chamber of Commerce.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

COMMITTEES OF THE BOARD OF DIRECTORS

        The business of East West Bancorp's Board of Directors is conducted through its meetings, as well as through meetings of its committees. Set forth below is a description of the committees of the Board.

        The Audit Committee of East West Bancorp reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the independent public accountants. The Audit Committee currently consists of Jack Liu, Keith Renken, and Herman Li as its Chairman. East West Bank also has an Audit Committee, which consists of the same directors who comprise the Audit Committee of East West Bancorp and which generally meets at the same time as the Audit Committee of East West Bancorp. The Audit Committees met seven times in 2001.

        The Executive Committee of East West Bancorp is authorized to exercise certain powers of the Board of Directors during intervals between the meetings of the Board of Directors. The Executive Committee currently consists of Dominic Ng and Julia Gouw. East West Bank also has an Executive Committee, which consists of the same directors who comprise the Executive Committee of East West Bancorp. The Executive Committee of East West Bancorp met six times in 2001 and the Executive Committee of East West Bank met twenty-two times in 2001.

        The Compensation Committee of East West Bank establishes executive compensation policies as well as the actual compensation of the Chief Executive Officer. The Compensation Committee currently consists of Herman Li, Keith Renken and James Miscoll as its Chairman. East West Bancorp does not have a separate Compensation Committee. The Compensation Committee met one time in 2001.

        The Board of Directors of East West Bancorp met six times during 2001. All of the incumbent directors who were directors of East West Bancorp during 2001 attended 100% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by the committees on which he or she served in 2001, except that Mr. Renken missed one audit committee meeting and Mr. Liu missed one East West Bank board meeting, one East West Bancorp board meeting and one audit committee meeting.

COMPENSATION OF DIRECTORS

        Employees of East West Bancorp and its subsidiaries are not compensated for service as directors of East West Bancorp or its subsidiaries. Nonemployee directors receive an annual retainer of $10,000, plus $1,000 for each Board meeting attended and $300 for each committee meeting attended. The committee chair receives an additional $200 for each committee meeting attended. During the year ended December 31, 2001, pursuant to East West Bancorp's Stock Incentive Plan, Messrs. Li, Liu, Miscoll, Renken, and Zapanta received 5,000 options to purchase Common Stock at an exercise price of $24.34 per share; all of these options vest at the rate of 25% per year on each anniversary of the grant.

COMPENSATION OF EXECUTIVE OFFICERS

        Summary Compensation Table.    It is expected that until the officers of East West Bancorp begin to devote significant time to the separate management of East West Bancorp and East West Bank, which is not expected to occur until such time as East West Bancorp becomes actively involved in additional businesses, the officers will only receive compensation for services as officers and employees of East West Bank, and no separate compensation will be paid for their services to East West Bancorp.

The following table sets forth the name and compensation of the Named Executive Officers for the fiscal years ended December 31, 2001, 2000, and 1999:

Long-term Compensation
Name and principal position	Year	Annual Salary(1)	Annual Bonus	Restricted Stock Awards($)(2)	Number of Stock Options Granted	All Other Compensation(3)
Dominic Ng Chairman, President, and Chief Executive Officer	2001 2000 1999	$498,353 479,755 477,000	$600,000 500,000 393,000	— — 14,260	200 500 —	$32,620 43,550 59,447
Julia Gouw Executive Vice President, Chief Financial Officer and Director	2001 2000 1999	$222,269 215,496 207,333	$210,000 200,000 180,000	— — 1,969	200 500 —	$26,554 35,075 19,038
Douglas Krause Executive Vice President, General Counsel, and Corporate Secretary	2001 2000 1999	$155,189 149,099 143,371	$85,000 100,000 90,000	— — 1,363	15,200 500 —	$9,043 16,885 5,938
Donald Chow Executive Vice President, and Director of Commercial Lending	2001 2000 1999	$150,681 143,144 121,768	$60,000 45,000 65,000	— — 1,147	10,200 500 —	$17,650 14,475 7,500
Michael Lai General Manager, Northern California	2001 2000 1999	$144,764 29,750 —	$50,000 6,000 —	— — —	200 16,000 —	$743 — —

(1)
Includes compensation deferred at election of executive and the year upon which such compensation was earned.

(2)
Dividends are paid on all restricted shares at the same rate and time as on common shares. The number and aggregate value of restricted stock holdings as of December 31, 2001 for the Named Executives are as follows: Dominic Ng—14,260 shares valued at $367,195; Julia Gouw—1,969 shares valued at $50,702; Douglas Krause—1,363 shares valued at $35,097; and Don Chow—1,147 shares valued at $29,535.

(3)
Represents employer contributions to the 401(k) Plan, unused vacation pay, automobile allowances, and financial planning services. The named executive officers are also provided with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules.

Option Grants

        The following stock options were granted during 2001 to the Named Executives pursuant to East West Bancorp's Stock Incentive Plan.

Option/SAR Grants in the Last Fiscal Year

Name	Number of Options Granted(1)	Percent of Total Options Granted to Employees in FY 2001		Exercise Price ($/Share)		Expiration Date	Grant Date Present Value(2)
Dominic Ng	200	0.05%			$23.3700	9/17/2011		$1,640
Julia Gouw	200	0.05%			$23.3700	9/17/2011		$1,640
Douglas Krause	15,200 200	3.83 0.05	% %	$ $	24.1875 23.3700	1/16/2011 9/17/2011	$ $	123,000 1,640
Donald Chow	10,200 200	2.56 0.05	% %	$ $	24.1875 23.3700	1/16/2011 9/17/2011	$ $	82,000 1,640
Michael Lai	200	0.05%			$23.3700	9/17/2011		$1,640

(1)
The options were granted pursuant to the Stock Incentive Plan. The options become exercisable in annual installments of 25% on each of the first, second, third and fourth anniversary dates of the grant. The options may be exercised at any time prior to their expiration by tendering the exercise price in cash, check or in shares of stock valued at fair market value on the date of exercise. In the event of a change in control (as defined), the options will become exercisable in full. The options may be amended by mutual agreement of the optionee and East West Bancorp.

(2)
The estimated present value at grant date of options granted during fiscal year 2001 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 5 years; a risk-free interest rate of 4.6%, representing the interest rate on a U.S. government zero-coupon bond with a maturity corresponding to the estimated time until exercise; a volatility rate of 34.7%; and a dividend yield of 1.2%, representing the current $0.0675 per share annualized dividends divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

Option Exercises and Holdings

        Following the Reorganization, options to purchase shares of Common Stock, no par value, of East West Bank were converted into options to purchase shares of Common Stock of East West Bancorp. The following table sets forth certain information concerning options held by the Named Executives under East West Bancorp's Stock Incentive Plan:

Aggregated Option Exercises During Fiscal Year 2001
Option Values on December 31, 2001

			Number of Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dominic Ng	150,000	$2,025,000	652,531	268,044	$10,276,629	$4,216,816
Julia Gouw	75,000	$1,015,000	192,593	89,732	$3,032,605	$1,408,402
Douglas Krause	12,500	$185,938	6,375	21,825	$99,672	$126,054
Donald Chow	5,000	$70,750	2,625	13,075	$40,609	$59,179
Michael Lai	—	—	4,000	12,200	$27,250	$82,226

Employment and Change of Control Agreements

        East West Bank has entered into employment agreements with certain of its executive officers intended to ensure that the Bank will be able to maintain a stable and competent management base. The agreements provide that should any of the executives be terminated without cause or, for certain executives, should they resign for good reason, including a detrimental change in responsibilities or a reduction in salary or benefits, the Bank shall pay such executive a designated lump sum. The payments range from six months to three years of base salary plus certain benefits and bonuses. If all agreements were terminated without cause following a change in control, such executive officers would be entitled to receive payments, which are estimated to have an aggregate value of approximately $6.2 million at March 1, 2002.

        Although the above-described employment agreements could increase the cost of any acquisition of control of East West Bancorp or East West Bank, management does not believe that the terms thereof would have a significant anti-takeover effect.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        East West Bank's Compensation Committee (the "Compensation Committee") establishes the general policies regarding compensation of the Chief Executive Officer and approves the specific compensation levels for the Chief Executive Officer. During 2001, the members of the Compensation Committee were Herman Li, James Miscoll, and, for part of the year Edward Zapanta and Keith Renken, with James Miscoll currently as its Chairman. Each member of the Compensation Committee is a non-employee director of East West Bancorp and East West Bank.

        Set forth below is a report of the Compensation Committee of the Bank addressing the compensation policies for 2001 applicable to the Bank's Chief Executive Officer.

        The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act, except to the extent that East West Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OVERALL PHILOSOPHY

        The goals of the executive compensation and benefits programs are to enable the Bank to attract and retain high caliber executives, provide a total compensation package in a cost effective manner, encourage management ownership of East West Bancorp, Inc. common stock and to maximize return to its shareholders.

        The philosophy of the Bank is to provide a compensation program that is designed to reward achievement of the Bank's goals and objectives and to provide total compensation opportunities that are competitive when compared with those of comparable financial institutions.

        To achieve the compensation and benefits program objectives:

  •
  The principal objective of the salary program is to maintain salaries that are targeted at the median for comparable positions in similarly sized financial institutions,

  •
  Annual incentives are designed to reward for overall Bank success and individual performance and provide total cash compensation opportunities above competitive levels when warranted by performance,

  •
  The principal objective of the long-term stock-based incentive plan is to align management's financial interests with those of East West Bancorp's shareholders, provide incentive for management ownership of East West Bancorp common stock, support the achievement of long-term financial objectives, and provide for long term incentive reward opportunities,

        Employee benefits are offered to provide a competitive total compensation program and to encourage retention of key employees.

ROLE OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors of East West Bank establishes executive compensation policies as well as the actual salary, bonus and discretionary benefits of the Chief Executive Officer. Decisions of the Compensation Committee of East West Bank are subject to review and approval by the Board of Directors. The Compensation Committee is comprised of three non-employee directors of East West Bank.

ELEMENTS OF THE COMPENSATION PROGRAM

        There are three principal elements of the executive compensation program—base salary, bonus compensation (annual incentive) and long-term stock-based incentive compensation (stock options). In determining each component of compensation, the total compensation package of each executive is considered.

Base Salaries

        The salary of each executive officer is determined initially according to competitive pay practices, level of responsibility, prior experience, and breadth of knowledge, as well as internal equity issues. The Bank uses its discretion rather than a formal weighting system to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed on an annual basis, and increases are made based on a subjective assessment of each executive's performance, as well as the factors described above.

Annual Incentives

        The Bank provides annual incentives to all employees, including executives. Annual incentives are intended to reward for overall Bank success and individual performance and provide total cash compensation opportunities above competitive levels when warranted by performance. The Bank considers individual contributions, business unit performance, overall corporate performance, and performance compared to peer banks. Actual awards, if any, are also based on a subjective assessment of each executive's individual performance. No formal weightings are assigned to these levels of performance.

        Each executive is assigned a bonus range as a percentage of salary, with a maximum bonus achievable at above average performance from the executive.

Long-Term Stock-Based Incentives

        The Bank believes that long-term incentive compensation opportunities should be dependent on stock-based measures to strengthen the alignment between management's interests and those of East West Bancorp's shareholders. Under its 1998 Stock Incentive Plan, East West Bancorp generally grants stock options to all executives of East West Bancorp and of the Bank. All options have been granted at an option price not less than the fair market value of the common stock on the date of grant. Thus, stock options have value only if the stock price appreciates from the date the options are granted. The result is a focus by all executives on the creation of shareholder value over the long term.

        In determining the number of options granted to individual executives, individual contributions, business unit performance, competitive practices, the number of options previously granted, and value of the stock on the date of the grant and considered. Formal weightings have not been assigned to these factors.

CHIEF EXECUTIVE OFFICER COMPENSATION

        The determination of the Chief Executive Officer's salary, bonus and grants of stock options followed the policies described above for the determination of all executives' compensation subject to the additional considerations described below.

        Compensation for the Chief Executive Officer, Mr. Ng, was made in accordance with a three-year employment agreement entered into in June 1998 in connection with the sale of the Bank by its prior shareholders. The terms of the employment agreement are described in "Employment and Change of Control Agreements." The base salary of the Chief Executive Officer is described in the Summary Compensation Table.

        The bonus of the Chief Executive Officer is described in the Summary Compensation Table. This indicated bonus was determined pursuant to the terms of Mr. Ng's employment contract and is based primarily on the satisfaction of performance criteria determined by the Board. The performance criteria include the satisfaction by the Bank of goals relating to return on equity, return on assets, ratio of non-performing assets to total assets, increase in core deposits, increase in earnings per share, and increase in stock price.

        The Chief Executive Officer received stock options in 2001 to purchase 200 shares of East West Bancorp's common stock as part of a general grant of 200 shares to each employee of East West Bancorp and its subsidiaries. No other new options were granted in 2001. All of the options granted have an exercise price equal to the fair market value of the stock on the date of grant.

POLICY WITH RESPECT TO DEDUCTIBILITY

        Section 162(m) of the Internal Revenue Code of 1987, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in the Proxy Statement to $1,000,000, unless the compensation qualifies as "performance based" and has been approved in advance by a vote of its shareholders. Section 162(m) excludes from its deduction limits any compensation received pursuant to the exercise of a stock option granted prior to the first shareholder meeting at which directors are to be elected that occurs after the close of the first calendar year following the calendar year in which the company became publicly held; all stock options currently granted to executive officers named in the Proxy Statement comply with this grandfather clause.

        Neither East West Bancorp or East West Bank is currently compensating any named executive officers at a level that would cause this limitation on corporate tax deductions to apply (other than for certain possible payments in the event of a termination without cause or a resignation for good cause, as specified in certain employment agreements and other than for Mr. Ng, who has agreed to defer receipt this year of any such compensation that would cause this limitation on corporate tax deductions to apply). The Compensation Committee has accordingly not adopted a formal policy concerning the application of the Section 162(m) limitation on tax deductions. The Compensation Committee will continue to monitor the applicability of Section 162(m) and if applicable will review whether such payments should be structured so as to qualify as deductible performance-based compensation.

Dated: March 20, 2002	THE 2001 COMPENSATION COMMITTEE
James Miscoll, Chairman Herman Li Keith Renken

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No person who served as a member of the Compensation Committee during the 2001 fiscal year is, or ever has been, an officer or employee of East West Bancorp or any of its subsidiaries.

        Except as provided herein, there are no existing or proposed material transactions between East West Bancorp or East West Bank and any of its executive officers, directors, or the immediate family or associates of any of the foregoing persons.

REPORT BY THE AUDIT COMMITTEE

        The Audit Committee operates pursuant to a written charter adopted by East West Bancorp's Board of Directors on May 10, 2000. A copy of the Audit Committee Charter has previously been attached to East West Bancorp's proxy statement within the past three fiscal years.

        The Board of Directors, in its business judgment, has determined that each of the members of the Audit Committee is independent, as required by the applicable listing standards of the NASDAQ Stock Market, Inc.

        In performing its function, the Audit Committee has:

  •
  reviewed and discussed the audited financial statements of East West Bancorp as of and for the year ended December 31, 2001 with management;

  •
  discussed with East West Bancorp's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committee), as currently in effect; and

  •
  received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the independent auditors the independent auditors' independence.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that East West Bancorp's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Dated: March 20, 2002	THE 2001 AUDIT COMMITTEE
Herman Li, Chairman Jack Liu Keith Renken

        The report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that East West Bancorp specifically incorporates it by reference, and shall not otherwise be deemed to be filed under such Acts.

STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of stockholder return on East West Bancorp's Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies in the Standard & Poor's 500 Index and the SNL Western Bank Index for the period beginning on February 8, 1999, the first day of trading in East West Bancorp's Common Stock, through December 31, 2001. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of the Common Stock.

Comparison of Cumulative Total Returns Among East West Bancorp,
the Standard & Poor's 500 Index and the SNL Western Bank Index

	Period Ending
Index
	02/08/99	06/30/99	12/31/99	06/30/00	12/31/00	06/30/01	12/31/01
East West Bancorp, Inc.	100.00	104.86	119.81	151.30	263.36	285.92	273.38
S&P 500	100.00	110.93	119.48	118.98	108.60	101.33	95.70
SNL Western Bank Index	100.00	119.48	115.91	108.69	153.45	137.58	134.19

Notes:

A.
The lines represent semiannual index levels derived from compounded daily returns that include all dividends.
B.
If the semiannual interval is not a trading day, the preceding trading day is used.
C.
The index level for all series was set to 100.00 on February 8, 1999.

CERTAIN TRANSACTIONS

        None of the directors or executive officers of the Company, or any associate or affiliate of such person, had any other material interest, direct or indirect, in any transaction during the past year or any proposed transaction with the Company.

INDEPENDENT AUDITORS

        The auditors of East West Bancorp and the Bank are Deloitte & Touche LLP, Certified Public Accountants. Deloitte & Touche LLP performs both audit and non-audit professional services for and on behalf of East West Bancorp and its subsidiaries. During 2001, the audit services included examination of the consolidated financial statements of East West Bancorp and a review of certain filings with the Securities and Exchange Commission. All professional services rendered by Deloitte & Touche LLP during 2001 were furnished at customary rates and terms.

        The following table sets forth information regarding the aggregate fees billed for services rendered by Deloitte & Touche LLP for the fiscal year ended December 31, 2001:

Audit Fees	$239,058
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$40,825

        Representatives of Deloitte & Touche LLP will be present at the Meeting to respond to appropriate questions that may be asked by stockholders, and if such representatives desire, which is not currently anticipated, make a statement.

PROPOSALS OF STOCKHOLDERS

        Proposals of Stockholders intended to be included in the proxy materials for the 2002 Annual Meeting of Stockholders must be received by the Secretary of East West Bancorp, 415 Huntington Drive, San Marino, California 91108, by November 15, 2002.

        Under Rule 14a-8 adopted by the Securities and Exchange Commission under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and by East West Bancorp, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

        SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the East West Bancorp's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2003 annual meeting is February 21, 2003 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal without discussion when and if the proposal is raised at the year 2003 annual meeting.

        East West Bancorp has not been notified by any shareholder of his or her intent to present a shareholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

ANNUAL REPORT

        The Annual Report for the fiscal year ended December 31, 2001 will also be mailed to all shareholders. The Annual Report contains consolidated financial statements of East West Bancorp and its subsidiaries and the report thereon of Deloitte & Touche LLP, East West Bancorp's independent auditors.

        Stockholders may obtain without charge a copy of the company's annual report on Form 10-K including financial statements required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2001 by writing to East West Bancorp, Inc. at 415 Huntington Drive, San Marino, California 91108.

OTHER BUSINESS

        Management knows of no business, which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

                      EAST WEST BANCORP, INC.

                      Douglas P. Krause
                       Executive Vice President,
                      General Counsel, and Corporate Secretary

San Marino, California
March 25, 2002

REVOCABLE PROXY
East West Bancorp, Inc.
Annual Meeting of Stockholders — May 15, 2002

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of East West Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Julia Gouw and Douglas P. Krause, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Ritz-Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California at 10:30 a.m., on Wednesday, May 15, 2002, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

East West Bancorp, Inc.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

        This Proxy will be voted "FOR" the election of the Board of Directors' nominees unless authority to do so is withheld.

1.	ELECTION OF DIRECTORS—
	Nominee: Dominic Ng Term Expires 2005	For / /	Withhold Authority / /
	Nominee: Herman Li Term Expires 2005	For / /	Withhold Authority / /

PLEASE SIGN AND DATE ON REVERSE SIDE

2.	OTHER BUSINESS.	In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)
I (We) [ ] do [ ] do not expect to attend the Meeting.
Dated:	, 2002.

Signature
Signature

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

QuickLinks

GENERAL INFORMATION
Dominic Ng Herman Li
BENEFICIAL STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16(a)
ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
Option/SAR Grants in the Last Fiscal Year
Aggregated Option Exercises During Fiscal Year 2001 Option Values on December 31, 2001
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT BY THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
Comparison of Cumulative Total Returns Among East West Bancorp, the Standard & Poor's 500 Index and the SNL Western Bank Index
CERTAIN TRANSACTIONS
INDEPENDENT AUDITORS
PROPOSALS OF STOCKHOLDERS
ANNUAL REPORT
OTHER BUSINESS